UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 25, 2006
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	0-13857	98-0366361
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification number)
incorporation or organization)

13135 South Dairy Ashford, Suite 800
Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (281) 276-6100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 7.01. REGULATION FD DISCLOSURE
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Form of Employment Agreement
Form of Parent Guaranty
News Release

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     As described under Item 5.02 below, Noble Corporation (“Noble”) has appointed Thomas L. Mitchell as Senior Vice President and Chief Financial Officer, Treasurer and Controller of Noble, effective November 6, 2006. Pursuant to the terms of the employment arrangement, Mr. Mitchell will receive an annual salary at the rate of $400,000, and will be immediately eligible to participate in Noble’s health care, life and short and long term disability insurance programs. Mr. Mitchell will be eligible to participate in the Noble Drilling Corporation Profit Sharing Plan, Noble Drilling Corporation 401(k) Savings Plan, Noble Drilling Corporation 401(k) Savings Restoration Plan, 1991 Stock Option and Restricted Stock Plan (the “Plan”), and Short Term Incentive Plan (“STIP”), with participation in STIP at a target award level of 65 percent. For additional information on STIP, see “Compensation Philosophy and Objectives – Annual Incentives” in the Report of the Compensation Committee on Executive Compensation on page 12 of Noble’s definitive proxy statement dated March 17, 2006 (the “2006 Proxy Statement”) and filed with the U.S. Securities and Exchange Commission, which section of such Report is incorporated herein by reference.
     In connection with Mr. Mitchell’s appointment, the Compensation Committee of the Board of Directors of Noble has authorized and approved the award of 40,000 time-vested restricted shares and the grant of a nonqualified stock option for 40,000 ordinary shares at an option price of fair market value on the date of grant (i.e., the date his employment begins). The time-vested restricted shares will vest one-third per year over three years commencing on the first anniversary of the award. The stock option is exercisable one-third per year commencing one year from the date of grant. The restricted shares will be awarded and stock options will be granted under the Plan, which has previously been approved by the holders of ordinary shares of Noble.
     Noble Drilling Corporation, a wholly-owned, indirect subsidiary of Noble, and Mr. Mitchell will enter into an employment agreement that becomes effective upon a change of control of Noble (within the meaning set forth in the agreement) or a termination of employment in connection with or in anticipation of a change of control, and remain effective for three years thereafter. A brief description of such form of employment agreement is included under “Employment Agreements” on page 17 of the 2006 Proxy Statement and is incorporated herein by reference. The performance by Noble Drilling Corporation of this employment agreement will be guaranteed by Noble.
     In addition, Noble and Mr. Mitchell will enter into an indemnity agreement conforming to Noble’s form of indemnity agreement with its directors and officers, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     Noble has appointed Thomas L. Mitchell as Senior Vice President and Chief Financial Officer, Treasurer and Controller of Noble, effective November 6, 2006.
     Mr. Mitchell, age 46, has been appointed to a term of office to serve until his successor is chosen and qualified or until his earlier death, resignation or removal. There are no arrangements or understandings between Mr. Mitchell and any other person pursuant to which he was appointed to his offices. There are no family relationships between Mr. Mitchell and any director or executive officer of Noble.
     Prior to the date hereof, Mr. Mitchell served as Vice President and Controller of Apache Corporation (“Apache”) since 1997. From 1996 to 1997, he served as Controller of Apache, and from 1989 to 1996 he served Apache consecutively in the positions of Manager, Operations Accounting; Assistant to Vice President Production; and Director Natural Gas Marketing. Prior to joining Apache, Mr. Mitchell was in public accounting with Arthur Andersen LLP from 1982 to 1989. Mr. Mitchell is a certified public accountant.
     Mark A. Jackson, President and Chief Operating Officer and a Director of Noble, has been serving on an interim basis as acting Chief Financial Officer. Mr. Jackson’s service as acting Chief Financial Officer will terminate effective the date Mr. Mitchell’s employment begins.
     See Item 1.01 above for additional information in connection with Mr. Mitchell’s employment.

ITEM 7.01. REGULATION FD DISCLOSURE.
     On October 25, 2006, Noble issued a press release announcing the appointment of Thomas L. Mitchell as Senior Vice President and Chief Financial Officer, Treasurer and Controller of Noble. A copy of such press release is attached as Exhibit 99.1 to this report and will be published in the “Newsroom” area on Noble’s web site at http://www.noblecorp.com. Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the U.S. Securities Exchange Act of 1934.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
     The information required by this Item 9.01(d) is set forth in the Index to Exhibits accompanying this report and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: October 25, 2006	By:	/s/ JULIE J. ROBERTSON
Julie J. Robertson,
Executive Vice President and Corporate Secretary

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

10.1	Form of Indemnity Agreement entered into between Noble Corporation and each of its directors and officers (filed as Exhibit 10.1 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2002 and incorporated herein by reference).

10.2	Form of Employment Agreement to be entered into between Noble Drilling Corporation and Thomas L. Mitchell.

10.3	Form of Parent Guaranty by Noble Corporation of Employment Agreement by and between Noble Drilling Corporation and Thomas L. Mitchell.

99.1	Noble Corporation news release issued October 25, 2006.